Exhibit 99.1

Ante5 Names Kenneth T. DeCubellis as New CEO

Minnetonka, Minn., November 1, 2011 (GLOBE NEWSWIRE) – Ante5, Inc. (OTCBB:ANFC) today announced that its  board of directors has named Kenneth T. DeCubellis to serve as the company’s chief executive officer.

Mr. DeCubellis brings over 15 years of executive leadership experience in high-growth energy companies.  A ten-year executive with Exxon Mobil Corp, Mr. DeCubellis most recently served as President, CEO and Chairman at ALTRA, Inc., a venture backed biofuels company founded in 2005.  Mr. DeCubellis also previously served as chairman of KD Global Energy Belize, Ltd, a global company providing technical and exploration services to large petroleum lease holders in Belize.

“We are thrilled to have someone of Ken’s caliber and experience to lead Ante5 through its next phase of growth,” said Bradley Berman, who stepped down as the Chief Executive Officer of the company but will remain Ante5’s Chairman of the Board.  “During our first year in the oil and gas business, we significantly increased our acreage position and oil production is off to a strong start.  It became clear to me, however, that it was in the company’s best interest to bring in a seasoned energy executive to continue Ante5’s current growth trajectory.  Mr. DeCubellis skill set and experience are exactly what Ante5 needs.”

“I am excited to join the Ante5 team at such an early phase in its history,” said Mr. DeCubellis.  “Although the company already has a solid acreage portfolio and a growing stable of producing wells, there is still much to do.  I look forward to running a disciplined metrics-driven operation, and driving revenue and profit growth.”

Mr. DeCubellis earned an MBA at Northwestern’s Kellogg Graduate School of Management and a BS in Mechanical Engineering from Rensselaer Polytechnic Institute.

Ante5 Oil & Gas

Ante5, Inc. is an oil and gas exploration and production company based in Minnetonka, Minnesota.  Utilizing the non-operator model, Ante5 focuses solely on the Williston Basin Bakken and Three Forks trends in North Dakota and Montana. Ante5 controls, or has under contract, over 10,000 net mineral acres in North Dakota. More information about Ante5 Oil & Gas can be found at www.ante5oil.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions and anticipated well production and acreage acquisition are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements include the following: general economic or industry conditions nationally and/or in the communities in which our Company conducts business, volatility in commodity prices for crude oil and natural gas, environmental risks, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices. Additional information on these and other factors that could affect the Company's operations or financial results are included in the company's reports on file with the Securities and Exchange Commission.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and contingencies. These forward-looking statements speak only as of the date of this press release. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company's expectations.